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                                                                   EXHIBIT 17(A)
PRUDENTIAL U.S.            PROXY  THIS  PROXY  IS  SOLICITED  ON  BEHALF  OF THE
GOVERNMENT FUND                   TRUSTEES
ONE SEAPORT PLAZA                 The undersigned hereby appoints S. Jane  Rose,
NEW YORK, NEW YORK 10292          Ellyn C. Acker and Eugene S. Stark as Proxies,
                                  each with the power of substitution, and hereby authorizes each of them to represent and to vote, as designated below, all the shares of Prudential U.S. Government Fund, held of record by the undersigned on November
                                  2, 1995 at the Special Meeting of Shareholders to be held on January 12, 1996, or any adjournment thereof.

THE TRUSTEES RECOMMEND A VOTE "FOR" THE FOLLOWING PROPOSAL.
1. Approval or disapproval of the Agreement and Plan of Reorganization and Liquidation
      / /   APPROVE
      / /   DISAPPROVE
      / /   ABSTAIN
2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Meeting.

                                                                          (OVER)
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(CONTINUED FROM OTHER SIDE)
PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.

THIS PROXY WHEN EXECUTED WILL BE VOTED IN THE MANNER DESCRIBED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF EXECUTED AND NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign.

                              When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partner-ship name by authorized person.

                              Dated ---------------------------------- , 199

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                              Signature
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                              Signature if held jointly